Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated _________5/1/2020__,2020 (the “Agreement”), by and between AdaptHealth Corp., a Delaware corporation (the “Company”), and Jason Clemens (the “Employee”).

WHEREAS, the Company desires to employ the Employee and the Employee desires to accept such employment, in each case upon the terms and conditions contained herein;

NOW THEREFORE, in consideration of the promises and the mutual agreements made herein, the Company and the Employee, intending to be legally bound hereby, agree as follows:

1.       Employment; Duties. The Company shall engage the Employee to serve as Chief Financial Officer, reporting to Chief Executive Officer of the Company. Employee hereby agrees to serve in such capacity, during the “Employment Period” as defined in Section 2. The Employee agrees that during the Employment Period, he shall give his best effort, skill and abilities to promote the business and interests of the Company as reasonably directed by the Company (acting for all purposes of this Agreement through its specifically identified designee). The Employee agrees to faithfully and diligently perform such reasonable duties, commensurate with the Employee’s position and work time commitment, as may from time to time be assigned to the Employee by the Company.

Employee represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would be breached by Employee’s execution of this Agreement and/or his performance of his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

2.       Employment Period. This Agreement shall be effective commencing on ___________, 2020 (the “Effective Date”), which Effective Date shall be no later than August 15, 2020. The Employee acknowledges and agrees that this Agreement is not intended to create any contractual rights or obligations concerning the Employee’s employment, other than those contained herein. The Employee will be employed on an “at-will” basis, meaning that either the Employee or the Company may terminate this Agreement at any time in accordance with the provisions of Section 7 and Section 8. The time beginning on the Effective Date and ending on the date of termination of this agreement in accordance with Section 7 or Section 8 is referred to as the “Employment

Period.”

3.       Compensation.

(a)       Base Compensation. The Employee shall be paid a base salary of not less than Four Hundred Twenty-Five Thousand ($425,000) per year, less any applicable statutory and regulatory deductions (the “Base Salary”), and such minimum Base Salary will stay in effect for the Employment Period. The Base Salary will be reviewed at least annually and may be increased in accordance with the Company’s regular compensation policies and practices.

(b)       Benefits. The Employee shall, during the Employment Period, be entitled to participate in such employee benefit plans of the Company (which currently include life insurance, health and dental insurance, short term and long term disability, and 401(k) or other retirement plan(s)) as are generally made available to the executive level employees of the Company from time to time, to the extent the Employee is eligible under the terms of such plans.

(c)       Expense Reimbursement. The Employee shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel and matters related to the Company’s business and affairs if made in accordance with written Company policy as in effect from time to time as determined by the Company. Such written Company policy and any updates shall be provided to Employee. This amount is not to exceed Three Thousand Dollars ($3,000) for any single thirty (30) day period without advance Company approval. The Employee shall also be entitled to a car allowance of One Thousand Dollars ($1,000) per month.

(d)       Place of Employment. The parties agree that the principal place of services to be rendered to the Company by Employee shall be within fifty (50) miles of the Company’s office located at 220 West Germantown Pike, Plymouth Meeting, PA 19462.

(e)       Start Date Bonus. The Employee shall receive a one-time bonus (the “Start Date Bonus”) of One Hundred Fifty Thousand Dollars ($150,000) payable within two (2) weeks of the Effective Date; provided, however, that the Employee must return the Start Date Bonus in its entirety in the event that (i) the Employee terminates this Agreement pursuant to Section 7(g) within ninety (90) days of the Effective Date or (ii) the Company terminates this Agreement pursuant to Section 7(a) within ninety (90) days of the Effective Date.

(f)       Annual Bonus. The Employee shall be eligible to receive bonus compensation each year during the Employment Period in accordance with performance criteria and other terms and conditions as established in writing by the Company from year to year and subject to Employee’s employment through the date on which such bonus compensation is paid to the Employee. The target amount of the bonus compensation each year shall be seventy-five percent (75%) of the Employee’s Base Salary then in effect, with the actual amount of the bonus,if any, to be determined in accordance with the written performance criteria and other terms and conditions established from year to year. Such bonus compensation shall be paid to the Employee in a single lump sum payment at the same time as annual bonuses are paid to members of the Company’s senior management.

(g)       Commencement Equity Incentive Grant. The Employee shall receive a long-term incentive opportunity in the form of a number of restricted Class A shares of AdaptHealth Corp., a Delaware corporation (“AdaptHealth Corp.”) equal to (i) One Million Dollars ($1,000,000) divided by (ii) the volume weighed average price of the shares of Class A Common Stock of AdaptHealth Corp. traded on the Nasdaq Capital Market for the twenty (20) trading days ending on the day immediately prior to the Effective Date (the “LTI Award”). One-third (1/3) of the LTI Award shall vest annually in equal installments on each of the first three (3) annual anniversaries of the Effective Date, subject to the Employee’s continued employment, in good standing, with the Company under this Agreement from the Effective Date through the relevant vesting date. Any portion of the LTI Award that does not vest shall be forfeited to the Company, and the LTI Award shall be subject to a restricted stock award agreement in the form provided by the Company.

(h)       Annual Long Term Incentive. Commencing with the next grant of long term equity incentive to members of the Company’s Executive Officers, and subject to the approval of the Compensation Committee of AdaptHealth Corp., the Employee will be eligible to receive annual grants of equity-based incentive compensation in the form of restricted Class A Common Stock of Adapt Health Corp. with a target middle case and high case grant value of Six Hundred Thousand Dollars ($600,000) and One Million Two Hundred Thousand Dollars ($1,200,000), respectively. Any such grants will be in such form or forms and subject to such terms and conditions as determined by the Compensation Committee from time to time.

(i)       Code 409A Compliance. It is intended that any payment under this Agreement will comply with (or alternatively be exempt from) Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be interpreted and construed on a basis consistent with such intent. Further, in the event that Section 409A requires that any special terms, provisions, or conditions be included in this Agreement, then such terms, provisions, and conditions shall, to the extent practicable, be deemed to be made a part of this Agreement. In no event shall any payment required to be made pursuant to this Agreement that is considered deferred compensation within the meaning of Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated or delayed except as permitted by Section 409A. Any payment or installment made under this Agreement and any amount that is paid as a short-term deferral, within the meaning of Treasury Regulation Section 1.409A-1(b)(4), will each be treated as separate payments for purposes of Section 409A. For the purposes herein, the phrase “termination of employment” or similar phrases will be interpreted in accordance with the term “separation from service” as defined under Section 409A if and to the extent required under Section 409A. Any expenses eligible for reimbursement under this Agreement in any calendar year shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided in any other calendar year. The Employee’s rights to reimbursement shall not be subject to liquidation or exchange for any other benefit.

4.       Trade Secrets. The Employee agrees that it is in the Company’s legitimate business interest to restrict his disclosure or use of Trade Secrets and Confidential Information relating to the Company or its Affiliates (as defined below) as provided herein, and agrees not to disclose or use the Trade Secrets and/or Confidential Information relating to the Company or its Affiliates for any purpose other than in connection with his performance of his duties to the Company. For purposes of this Agreement, “Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including recorded prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information). For purposes of this Agreement, “Confidential Information” shall mean all information other than Trade Secrets belonging to, used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Employee), provided, that the source of such information is not known by the Employee to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by the Employee without violating this Agreement. Nothing in this Agreement prohibits the Employee from reporting possible violations of federal laws or regulations to any governmental agency or entity, or making other disclosures protected under the whistleblower provisions of federal law or regulation. The Employee does not need the prior authorization of the Company to make any such reports or disclosures, and the Employee is not required to notify the Company that he/she has made such reports or disclosures.

5.       Return of Documents and Property. Upon the expiration or termination of the Employee’s employment with the Company, or at any time upon the reasonable request of the Company, the Employee (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its Affiliates, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its Affiliates, which in either case are in the possession or under the control of the Employee (or his heirs or personal representatives). Notwithstanding the forgoing, Employee shall have the option of purchasing any Company owned mobile phone or mobile devices and/or computers/printers for their fair market value.

6.       Discoveries and Works. All Discoveries and Works made or conceived by the Employee during his employment by the Company, solely, jointly or with others, that relate to the Company’s present or anticipated activities, or are used or useable by the Company shall be owned by the Company. For the purposes of this Section 6, (including the definition of “Discoveries and Works”) the term “Company” shall include the Company and its Affiliates. The term “Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Employee shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of the Employee’s employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Employee and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Employee and, the Company, be presumed to have been made during the Employee’s employment by the Company. The Employee acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7.      Termination.

(a)       Termination by the Company. The Company may terminate the Employee’s employment under this Agreement with Cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Employee. For purposes of this Agreement, “Cause” shall mean, with respect to the Employee, (i) your act(s) of gross negligence or willful misconduct in the course of your employment, (ii) failure or refusal by you to perform in any material respect your duties or responsibilities, (iii) misappropriation (or attempted misappropriation) by you of any assets or business opportunities of the Company, together with any direct or indirect subsidiaries of the Company (the “Company Group”), (iv) theft, embezzlement or fraud committed (or attempted) by you, at your direction, or with your prior actual knowledge, (v) your conviction of or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of your duties to the Company or any other member of the Company Group or otherwise result in injury to the reputation or business of the Company or any other member of the Company Group, (vi) any material violation by you of the policies of the Company or any other member of the Company Group including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company or any other member of the Company Group, (vii) your breach of any restrictive covenant agreement between you and any member of the Company Group, (viii) any act or omission to act by you intended to harm or damage the business, property, operations, financial condition or reputation of the Company or any other member of the Company Group, (ix) your failure to cooperate, if requested by the Company, with any investigation or inquiry into your or the Company Group’s business practices, whether internal or external, including, but not limited to, your refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry, or (x) any chemical dependence by you which adversely affects the performance of your duties and responsibilities to the Company or any other member of the Company Group. If, within ninety (90) days subsequent to your termination for any reason other than by the Company for Cause, the Company determines that your employment could have been terminated for Cause pursuant to clauses (iii), (iv), or (v) of the definition thereof, your employment will be deemed to have been terminated for Cause for all purposes, and you will be required to disgorge to the Company all amounts received pursuant to this letter or otherwise on account of such termination that would not have been payable to you (or that you would have been required to repay) had such termination been by the Company for Cause.

(b)       Effect of Termination by Company for Cause or Termination by Employee without Good Reason. In the event the Employee’s employment under this Agreement is terminated for Cause by the Company as provided in Section 7(a), or in the event that this Agreement is terminated by the Employee without Good Reason pursuant to Section 7(g), then the Employee will be entitled to (i) Base Salary through the effective date of termination, (ii) any earned but unpaid bonus compensation, which shall be paid in the normal course for such bonuses as provided in Section 3(e), (iii) any accrued but unused paid annual leave or other paid time off, (iv) any unreimbursed business expenses in accordance with the Company’s policies for which expenses the Employee provides appropriate documentation, and (v) any accrued benefits to which the Employee is then entitled under the terms of the benefit plans (other than severance) then sponsored by the Company in accordance with the terms and conditions of such plans (collectively, subparts (i) through (v) of this Section 7(b) shall be referred to as the “Accrued Benefits”). Except for the Accrued Benefits, Employee’s rights and the Company’s obligations hereunder shall cease as of the effective date of the termination including, without limitation, with respect to the right to receive Base Salary not yet accrued and all other compensation or benefits provided for in this Agreement, and the Employee shall not be entitled to any further compensation or severance compensation of any kind. Except for the Accrued Benefits, the Employee shall have no further right or claim to any compensation, benefits or severance compensation under this Agreement or otherwise against the Company or its Affiliates, from and after the date of such termination by the Company for Cause or by the Employee without Good Reason, except as required by applicable law. Any termination under this Section 7 is subject to the provisions of Section 17 hereof.

(c)       Effect of Termination by Company without Cause . Except as otherwise provided herein, on or after the ninetieth day anniversary of the Effective Date, in the event this Agreement is terminated without Cause by the Company pursuant to this Section 7(c), the Company shall (i) continue the payment of Base Salary to the Employee, as well as provide all other benefits as described in Sections 3(b) and (c) hereof, for twelve (12) months, and (ii) pay the Employee a yearly bonus for the year of such termination equal to the target amount of the Employee’s yearly bonus for such year, pro-rated for the number of days the Employee was employed with the Company during such year of termination and paid at the same time as the yearly bonuses for such year is otherwise paid to the Company’s senior management. In addition, in the event this Agreement is terminated without Cause by the Company pursuant to this Section 7(c), the Company shall pay the Employee the Accrued Benefits.

(d)       Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to the Employee, the Company may immediately relieve the Employee of all his duties and responsibilities hereunder and may relieve the Employee of authority to act on behalf of, or legally bind, the Company; provided, however, that no such action taken by the Company under this Section 7(d) shall relieve the Company of its obligation to continue the payment of Base Salary to the Employee, as well as provide all other benefits as described in Sections 3(b) and (c) hereof, through the remainder of the Employment Period. For the avoidance of doubt, if the Employee’s employment under this Agreement is terminated under the circumstances set forth in Section 7(c) or Section 7(f), the Employee will become entitled to the severance benefits therein set forth.

(e)       Termination by Employee. The Employee may terminate the Employee’s employment under this Agreement for “Good Reason” in accordance with the “Good Reason Process.” For purposes hereof, the term “Good Reason” means, unless approved by the Employee, (i) a breach by the Company of any material provision hereof, (ii) any reduction in the Employee’s Base Salary, (iii) any material diminution of or material adverse alteration of the Employee’s position or authority as of the Effective Date (including in connection with or following a sale of, or other change in control transaction with respect to, the Company); or (iv) a relocation of the Employee’s principal work location to more than fifty (50) miles from his principal work location as set forth in Section 3(d) hereof. “Good Reason Process” means the following series of actions: (i) the Employee reasonably determines in good faith that Good Reason exists, (ii) the Employee notifies the Company in writing of the existence of Good Reason within sixty (60) days of the occurrence of the event that gave rise to the existence of Good Reason, (iii) the Employee cooperates in good faith with the Company’s efforts to remedy the conditions that gave rise to the existence of Good Reason for a period of sixty (60) days following such notice (such 60-day period, the “Cure Period”), (iv) notwithstanding such efforts, Good Reason continues to exist and (v) the Employee terminates his employment within thirty (30) days after the end of the Cure Period. For the avoidance of doubt, if the Company successfully remedies the conditions that gave rise to the existence of Good Reason during the Cure Period, Good Reason shall be deemed not to have existed.

(f)        Effect of Termination by Employee for Good Reason. In the event the Employee terminates this Agreement for Good Reason, the Company shall (i) continue the payment of Base Salary to the Employee, as well as provide all other benefits as described in Sections 3(b) and (c) hereof, for twelve (12) months, and (ii) pay the Employee a yearly bonus for the year of such termination equal to the target amount of the Employee’s yearly bonus for such year, pro-rated for the number of days the Employee was employed with the Company during such year of termination and paid at the same time as the yearly bonuses for such year is otherwise paid to the Company’s senior management. In addition, in the event the Employee terminates this Agreement for Good Reason, the Company shall pay the Employee the Accrued Benefits.

(g)       Termination by Employee Without Good Reason. The Employee may terminate employment under this Agreement without Good Reason at any time upon thirty (30) days’ prior written notice. Upon termination under this Section 7(g), then the Employee will be entitled to Accrued Benefits. Except for the Accrued Benefits, the Employee’s rights and the Company’s obligations hereunder shall cease as of the effective date of the termination, including, without limitation, with respect to the right to receive Base Salary not yet accrued and all other compensation or benefits provided for in this Agreement, and the Employee shall not be entitled to any further compensation or severance compensation of any kind.

(h)       Severance Pay and Benefits. The severance pay and benefits provided in Section 7(c) and Section 7(f) are contingent on the Employee entering into and letting become irrevocable a binding separation agreement and release, in a form acceptable to the Company. So long as the Employee signs and lets become irrevocable such separation agreement and release within the first sixty (60) days following the date of the Employee’s termination of employment (the “Release Deadline”), the Company will pay any cash severance in accordance with Company’s normal payroll practices commencing on the date of the first regular payroll day of the Company that occurs at least seven (7) business days following the Release Deadline, and any cash severance otherwise payable prior to such first regular payroll day will be paid to the Employee on such first regular payroll day.

8.     Disability: Death.

(a)       If, prior to the expiration of any applicable Employment Period, the Employee shall be unable to perform his duties hereunder by reason of physical or mental disability for at least one hundred twenty (120) consecutive calendar days, the Company shall have the right, subject to all applicable laws regarding disability and accommodations of disability, to terminate the Employee’s employment under this Agreement and the remainder of the Employment Period by giving written notice to the Employee to that effect. Immediately upon the giving of such notice, the Employment Period shall terminate.

(b)       Upon termination of the Employee’s employment under this Agreement pursuant to Section 8(a), the Employee shall be entitled to the Accrued Benefits. Except for the Accrued Benefits, all other compensation and benefits provided under this Agreement shall cease upon termination pursuant to Section 8(a), except as otherwise required by applicable law.

(c)       In the event of a dispute as to whether the Employee is disabled within the meaning of Section 8(a), either party may from time to time request a medical examination of the Employee by a doctor appointed by the chief of staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Employee has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the requesting party.

(d)       If, prior to the expiration of the Employment Period or the termination of the Employee’s employment under this Agreement, the Employee shall die, the Employee’s estate shall be entitled to the Accrued Benefits. Except for the Accrued Benefits, upon the death of the Employee, the Employment Period shall terminate without further notice and the Company shall have no further obligations hereunder, including, without limitation, obligations with respect to compensation and benefits provided for in Section 3 of this Agreement, other than as required by law. Any termination under this Section 8 is subject to the provisions of Section 17 hereof

9.       No Conflicts. The Employee has represented and hereby represents to the Company and its Affiliates that the execution, delivery and performance by the Employee of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Employee is a party or of which the Employee is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and hold harmless the Company and its affiliates from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist. For purposes of this Agreement, “Affiliate” shall include any subsidiary in the case of the Company, and any person or entity directly or indirectly controlled by or controlling the Company.

10.       Non-Competition. The Employee hereby agrees that, during the Employment Period and for a period of one (1) year thereafter (the “Restricted Period”), the Employee will not, directly or by assisting others, within seventy-five (75) miles of the Employee’s current place of employment and, regardless of distance, in any corporate office of a national company or enterprise engaged in the durable medical equipment business, (a) contact, solicit or attempt to solicit any person or entity who is a customer or supplier of the Company as of Employee’s termination date, for purposes of providing products or services that are competitive with the products or services offered by the Company on the Employee’s termination date, (b) provide to any such customer any products or services that are competitive with the products or services offered by the Company on the Employee’s termination date, or (c) otherwise interfere with the relationship between any such customer or supplier and the Company or its Affiliates.

11.      Non-Solicitation. The Employee hereby agrees that, during the Restricted Period and except as agreed to in writing by the Company, the Employee will not (on behalf of the Employee or any other person or entity), directly or by assisting others, hire or solicit or attempt to hire or solicit, any person who was an employee of the Company on the Employee’s termination date (a “Restricted Employee”), it being understood that this Section 11 shall not restrict the Employee from placing notices of general solicitation of employment; and provided further, that nothing in this Section 11 shall prevent the Employee from soliciting any Restricted Employee after the longer of (i) one year from the date of termination of such employee’s employment by the Company or its Affiliates and (ii) one year from the date on which the Employee ceases to provide any paid work or services to the Company or its Affiliates.

12.      Enforcement. The Employee agrees that any breach of the provisions of this Agreement would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled hereunder, and notwithstanding the terms of Section 18 hereof, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Employee violates the provisions of this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Employee.

Employee acknowledges that the restrictions contained in Sections 4, 5, 6, 10 and 11 hereof are reasonable, and that the Company would not have entered into this Agreement, in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.

EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THOROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.

Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 4, 5, 6, 10, or 11 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 10 or 11 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

13.      Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (a) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (b) Employee and his executors, administrators, heirs and legal representatives. Since the Employee’s services are personal and unique in nature, the Employee may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

14.      Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, or sent properly addressed in a sealed envelope postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the Employee if addressed to the address of record on file with the Company; and properly addressed to the Company if addressed to:

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

Attention: Luke McGee

Telephone: (484) 567-2442

Email: luke.mcgee@adapthealth.com

15.      Severability. It is expressly understood and agreed that although the Company and the Employee consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by arbitration or any court having jurisdiction that any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitral body or court may determine or indicate to be reasonable. Alternatively, if the arbitral body or court finds that any provision or restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Employee’s obligations under any other agreements with the Company.

16.      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Signatures hereto may be facsimiles or electronically scanned copies which shall have the same full force and effect as a manually signed original thereof.

17.      Effects of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 7 or Section 8 or expires by its terms, the provisions of Sections 4 -6 and 10-20 of this Agreement shall survive and continue in full force and effect for the period stated in such Section or for one (1) year if no period is stated.

18.      Governing Law/Jurisdiction/Mediation. This Agreement shall be governed by the laws of the State of Pennsylvania. The Company and the Employee consent to the exclusive in personam jurisdiction of the courts of the State of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in connection with any claim, dispute, or interpleader action arising under or in connection with this Agreement, or any other instrument or document delivered hereunder. If any action in connection with such a claim is commenced against the Company or the Employee in any court, the Company and the Employee also agree that service of process may be made on the Company and the Employee by certified or registered mail addressed to the Company and the Employee at their respective addresses specified above. All disputes arising between the parties to this Agreement, or their respective agents, employees, directors, officers, members, equity owners, heirs, executors, administrators, legal representatives, successors and assigns, shall be submitted to mandatory mediation prior to the commencement of any litigation in any court (other than for injunctive relief). Mediation shall be commenced by a party sending notice of a request for mediation to the other party with the nature of the dispute and the identity of one or more potential mediators. The other party shall respond within fourteen (14) days of the receipt of the mediation notice, acknowledging receipt of the mediation request and notice of acceptance of one of the identified potential mediators or delivery of a list of one or more other potential mediators. Mediation shall be confidential and nothing that occurs, is exchanged, or is otherwise discussed or said may be used in any subsequent legal proceeding except as provided under applicable rules of evidence; provided, however, that any evidence previously disclosed or known by a party, or otherwise discoverable or admissible had the mediation not occurred, and not created solely for the purpose of the mediation, shall not be rendered confidential, inadmissible or non-discoverable solely as a result of its use in the mediation. Mediation shall be held in Philadelphia, Pennsylvania. The mediator shall be selected jointly, may not have a conflict of interest that is not waived by all parties, and shall be paid fifty percent (50%) by the Company and fifty (50%) by the Employee unless otherwise agreed at the mediation. In the event the parties are unable to agree on a mediator, each party shall select one (1) mediator and the names shall be submitted to the Company’s accountant in alphabetical order by the Employee (without any disclosure or indication by either party as to which party proposed the respective mediators), and the accountant shall select one of such mediators, which decision of the accountant shall be final. The parties agree that any statute of limitations or similar defense shall be tolled curing the period of the mandatory mediation process hereunder. Mediation shall be deemed terminated at any time that either the Company or the Employee gives the other party notice that the mediation is concluded or terminated, or if the mediation is not concluded within one hundred and eighty (180) days of the date of a party’s request for mediation.

19.      Entire Agreement: Contents of Agreement.

(a) This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Employee by the Company for the purposes set forth in Section 1 and contains all of the covenants and agreement between the parties with respect to such employment whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing and signed by both parties to this agreement.

(b) Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

(c) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

20.      Remedies Cumulative: No Waiver: No remedy conferred upon the Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company or the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or the Employee from time to time and as often as may be deemed expedient or necessary by the Company or the Employee at its or his sole discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

EMPLOYEE:
Jason Clemens

COMPANY:	ADAPTHEALTH CORP.

By:
Name: Luke McGee
Title: Chief Executive Officer

Signature Page to Clemens Employment Agreement